UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2021

UNIVERSAL HEALTH REALTY INCOME TRUST

(Exact name of Registrant as Specified in Its Charter)

Maryland	1-9321	23-6858580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Universal Corporate Center 367 South Gulph Road King of Prussia, Pennsylvania		19406
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (610) 265-0688

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of beneficial interest, $0.01 par value	UHT	New York Stock Exchange

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, UHS of Rancho Springs, Inc. (“Rancho Springs”), a wholly-owned subsidiary of Universal Health Services, Inc. (“UHS”), had notified us that it intended to terminate the lease on Southwest Healthcare System, Inland Valley Campus, upon the scheduled expiration of the lease term which occurred on December 31, 2021. As permitted pursuant to the terms of the lease, Rancho Springs had the right to purchase the leased property at its appraised fair-market value at the end of the existing lease term. However, UHS agreed to exchange, and lease back from us, substitution properties with an approximate aggregate fair-market value substantially equal to that of Southwest Healthcare System, Inland Valley Campus, in return for the real estate assets of the Inland Valley Campus.

On December 31, 2021 (the “Closing Date”), we entered into an Asset Purchase and Sale Agreement (“APSA”), with UHS and certain of its affiliates.  Pursuant to the terms of the APSA, Rancho Springs agreed to purchase the real estate assets of the Inland Valley Campus of Southwest Healthcare System, at its deemed fair market value of $79.6 million. The APSA is set forth in Exhibit 10.1 hereto.

In consideration therefor, two wholly-owned subsidiaries of UHS transferred the real estate assets of the following properties to us: (i) Aiken Regional Medical Center (“ARMC”), located in Aiken, South Carolina, at its deemed fair-market value of approximately $57.7 million, and; (ii) Canyon Creek Behavioral Health (“Temple”), located in Temple, Texas, at its deemed fair-market value of approximately $24.7 million. In connection with this transaction, since the deemed fair-market value of ARMC and Temple, which totaled approximately $82.4 million in the aggregate, exceeded the $79.6 million deemed fair-market value of the Inland Valley Campus of Southwest Healthcare System, we paid approximately $2.8 million in cash to UHS on the Closing Date.

On the Closing Date: (i) ARMC and Temple entered into the Master Lease, in the form attached as Exhibit 10.2 (the “Master Lease”); (ii) ARMC, as lessee, entered into a lease for the ARMC property (“ARMC Lease”) with us as lessor, in the form attached hereto as Exhibit 10.3; (iii) Temple, as lessee,  entered a lease for the Canyon Creek property (“Canyon Creek Lease”) with us as lessor, in the form attached hereto as Exhibit 10.4, and; (iv) UHS entered into the  Guaranty of the ARMC Lease and the Canyon Creek Lease (the “Guaranty”) pursuant to which it  guaranteed all the obligations of ARMC and Temple under the leases, in the form attached hereto as Exhibit 10.5.

We intend to structure the purchase and sale as a like-kind exchange of property under the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended.

Pursuant to the Master Lease, each lessee has the option, among other things, to renew the lease at the lease terms described below by providing notice to us at least 90 days prior to the termination of the then current term. The lessees also have the right to purchase the respective leased facilities from us at their appraised fair market value upon any of the following:  (i) at the end of the lease terms or any renewal terms; (ii) upon one month’s notice should a change of control of the Trust occur, or; (iii) within the time period as specified in the lease in the event that the lessee provides notice to us of their intent to offer a substitution property/properties in exchange for one of  facilities leased from us, should we be unable to reach an agreement with the lessee  on the properties to be substituted. Additionally, each lessee has rights of first refusal to: (i) purchase the respective leased facilities during and for 180 days after the lease terms at the same price, terms and conditions of any third-party offer, or; (ii) renew the lease on the respective leased facility at the end of, and for 180 days after, the lease term at the same terms and conditions pursuant to any third-party offer.

The Fixed Term of each of the Canyon Creek Lease and ARMC Lease is approximately twelve (12) years, ending on December 31, 2033. Subject to the terms of the Master Lease, each lessee is granted the right to renew its lease for seven, five (5)-year optional renewal terms (“Extended Terms”) for a maximum term if all such options are exercised of thirty-five (35) years after the expiration of the Fixed Term.

The Minimum Rent (as defined in the Master Lease) payable pursuant to the Master Lease for the first lease year is the annual sum of approximately $3.9 million payable in equal monthly installments for the ARMC Lease and the annual sum of approximately $1.7 million payable in equal monthly installments for the Canyon Creek Lease.  Beginning on January 1, 2023, and thereafter on each January 1 during the Fixed Term, Minimum Rent shall be increased by 2.25% on a cumulative and compounded basis.  For the Extended Terms, the Minimum Rent shall be at the then current Fair Market Rent (as defined in the Master Lease).

The foregoing description of the APSA, Master Lease, Aiken Lease, Temple Lease and Guaranty is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the APSA, Master, Lease, Aiken Lease, Temple Lease and Guaranty, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Report.

Related Party Matters: All of our officers are employees of a wholly-owned subsidiary of UHS.  In addition, our Chairman of the Board and Chief Executive Officer is Executive Chairman of UHS and one of our directors is a director and Chief Executive Officer of UHS.

UHS of Delaware, Inc. (the “Advisor”), a wholly-owned subsidiary of UHS, serves as Advisor to us under an advisory agreement dated December 24, 1986, and as amended and restated as of January 1, 2019 (the “Advisory Agreement”). Our advisory fee payable to UHS under the Advisory Agreement is equal to 0.70% of our average invested real estate assets, as derived from our condensed consolidated balance sheets. The Advisory Agreement, which is scheduled to expire on December 31st of each year, was recently renewed for 2022 at the same terms in effect for 2021. All transactions between us and UHS must be approved by the Trustees who are unaffiliated with UHS (the “Independent Trustees”).

UHS owns 5.7% of our outstanding shares of beneficial interest.

We now have four hospital facilities leased to wholly-owned subsidiaries of UHS.  Additionally, another hospital facility of ours is leased to a joint venture between a subsidiary of UHS and a third party.  We also have nineteen medical office buildings, general office buildings or free-standing emergency departments that are either wholly or jointly-owned by us that include tenants which are subsidiaries or joint ventures of UHS.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The transactions described in Item 1.01 hereto were completed on December 31, 2021.

The information provided in “Item 1.01 — Entry into a Material Definitive Agreement” is hereby incorporated into this Item 2.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1

Asset Purchase and Sale Agreement, dated as of December 31, 2021 by and among Universal Health Realty Income Trust, a Maryland real estate investment trust, Universal Health Services, Inc., a Delaware corporation and certain of its wholly-owned subsidiaries, Aiken Regional Medical Centers, LLC, a South Carolina limited liability company, Temple Behavioral Healthcare Hospital, Inc., a Texas corporation, and Universal Health Services of Rancho Springs, Inc., a California corporation.

10.2

Master Lease Document adopted as part of the leases to be executed by Universal Health Realty Income Trust, a Maryland real estate investment trust, as Lessor, and Wholly-Owned Subsidiaries Of Universal Health Services, Inc., a Delaware corporation (“UHS”).

10.3

Lease made as of December 31, 2021 between Universal Health Realty Income Trust, a Maryland real estate investment trust, and Aiken Regional Medical Centers, LLC, a South Carolina limited liability company.

10.4	Lease made as of December 31, 2021 between Universal Health Realty Income Trust, a Maryland real estate investment trust, and Temple Behavioral Healthcare Hospital, Inc., a Texas corporation.

10.5

Guaranty of Universal Health Services, Inc., a Delaware corporation in favor of Universal Health Realty Income Trust, a Maryland real estate investment trust of those certain leases, dated as of December 31, 2021, (i) by and between Lessor and Aiken Regional Medical Center LLC, as lessee, and (ii) by and between Lessor and Temple Behavioral Healthcare Hospital, Inc., as lessee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Exhibit Index

Exhibit Number	Description
10.1

Asset Purchase and Sale Agreement, dated as of December 31, 2021 by and among Universal Health Realty Income Trust, a Maryland real estate investment trust, Universal Health Services, Inc., a Delaware corporation and certain of its wholly-owned subsidiaries, Aiken Regional Medical Centers, LLC, a South Carolina limited liability company, Temple Behavioral Healthcare Hospital, Inc., a Texas corporation, and Universal Health Services of Rancho Springs, Inc., a California corporation.

10.2

Master Lease Document adopted as part of the leases to be executed by Universal Health Realty Income Trust, a Maryland real estate investment trust, as Lessor, and Wholly-Owned Subsidiaries Of Universal Health Services, Inc., a Delaware corporation (“UHS”).

10.3

Lease made as of December 31, 2021 between Universal Health Realty Income Trust, a Maryland real estate investment trust, and Aiken Regional Medical Centers, LLC, a South Carolina limited liability company.

10.4	Lease made as of December 31, 2021 between Universal Health Realty Income Trust, a Maryland real estate investment trust, and Temple Behavioral Healthcare Hospital, Inc., a Texas corporation.

10.5

Guaranty of Universal Health Services, Inc., a Delaware corporation in favor of Universal Health Realty Income Trust, a Maryland real estate investment trust of those certain leases, dated as of December 31, 2021, (i) by and between Lessor and Aiken Regional Medical Center LLC, as lessee, and (ii) by and between Lessor and Temple Behavioral Healthcare Hospital, Inc., as lessee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIVERSAL HEALTH REALTY INCOME TRUST

Date: January 4, 2022	By:	/s/ Charles F. Boyle
	Name:	Charles F. Boyle
	Title:	Vice President and Chief Financial Officer